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                                                                    EXHIBIT 10.1
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                                  May 18, 1999





Ms. Karen L. Kemp
Senior Vice President,
Human Resources
Gibson Greetings, Inc.
2100 Section Road
Cincinnati, OH  45237

Dear Karen:

The Company appreciates your past contributions and, in order to assure itself of your continued services, desires to make the following amendment to your May 13, 1997 Employment Agreement ("Agreement").

The first numbered paragraph of the Agreement shall be changed to read in its entirety as follows:

1. You will continue to serve the Company on a full-time basis as a senior executive employee, and the Company will employ you as such. This Agreement will extend indefinitely until terminated by the Company, or by you upon thirty days' advance written notice to the Company. In the event that this Agreement and your employment are terminated by the Company other than for cause, you will be entitled to receive in a lump sum from the Company an amount equal to your base salary for a period of two years. Said lump sum shall be in lieu of all other monies or benefits provided under this Agreement, and in lieu of severance pay pursuant to Company policy, provided, however, that the Company shall reimburse you the cost of continuing medical insurance pursuant to COBRA following any such termination. This agreement will at all times remain subject to earlier termination for cause.

Other than as modified herein, the Agreement shall remain unchanged and shall continue to be binding and in full force and effect.

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Ms. Karen L. Kemp
May 18, 1999
Page 2


To indicate your acceptance of and willingness to be bound by this Amendment to the Agreement, please sign and return one duplicate original of this letter.


                                               Sincerely,

                                               GIBSON GREETINGS, INC.




                                               By: /s/ Frank J. O'Connell
                                                  -------------------------
                                                  Frank J. O'Connell,
                                                    President and
                                                    Chief Executive Officer



                                               Date:    5/18/99
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ACCEPTED AND AGREED TO:



  /s/ Karen L. Kemp
------------------------
Karen L. Kemp



Date:    5/18/99
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